Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Res-Care, Inc.
(Exact name of obligor as specified in its charter)

Kentucky	61-0875371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant Guarantor as Specified in its Charter	Jurisdiction of Formation	I.R.S. Employer Identification Number
Accent Health Care, Inc.	Ohio	31-1623902
All Ways Caring Services, Inc.	Illinois	36-3329709
Alternative Choices, Inc.	California	33-0456663
Alternative Youth Services, Inc.	Delaware	61-1313657
Arbor E&T, LLC	Kentucky	46-0508470
Arbor PEO, Inc.	Delaware	26-2423152
B.W.J. Opportunity Centers, Inc.	Texas	74-2436417

Exact Name of Registrant Guarantor as Specified in its Charter	Jurisdiction of Formation	I.R.S. Employer Identification Number
Baker Management, Inc.	Missouri	43-1361852
Bald Eagle Enterprises, Inc.	Missouri	43-1784286
Bolivar Developmental Training Center, Inc.	Missouri	43-1283738
Braley & Thompson, Inc.	West Virginia	55-0590179
Capital TX Investments, Inc.	Delaware	61-1251455
Careers in Progress, Inc.	Louisiana	72-1275369
CATX Properties, Inc.	Delaware	61-1263159
CNC/Access, Inc.	Rhode Island	05-0422187
Community Advantage, Inc.	Delaware	61-1239945
Community Alternatives Home Care, Inc.	Kentucky	62-1361591
Community Alternatives Illinois, Inc.	Delaware	31-1493235
Community Alternatives Indiana, Inc.	Delaware	61-1242499
Community Alternatives Kentucky, Inc.	Delaware	61-1312326
Community Alternatives Missouri, Inc.	Missouri	43-1636671
Community Alternatives Mobile Nursing, Inc.	Kentucky	61-1252360
Community Alternatives Nebraska, Inc.	Delaware	61-1247067
Community Alternatives New Mexico, Inc.	Delaware	61-1254414
Community Alternatives of Washington D.C., Inc.	Washington, D.C.	31-1257932
Community Alternatives Pharmacy, Inc.	Delaware	46-0506717
Community Alternatives Texas Partner, Inc.	Delaware	61-1314648
Community Alternatives Virginia, Inc.	Delaware	61-1273991
Creative Networks, L.L.C.	Arizona	86-0800357
EduCare Community Living - Normal Life, Inc.	Texas	75-2588340
EduCare Community Living - Texas Living Centers, Inc.	Texas	75-2633891
EduCare Community Living Corporation - America	Delaware	74-2473426
EduCare Community Living Corporation - Gulf Coast	Texas	74-2421937
EduCare Community Living Corporation - Missouri	Missouri	43-1588987
EduCare Community Living Corporation - Nevada	Nevada	74-2706116
EduCare Community Living Corporation - New Mexico	New Mexico	85-0415637
EduCare Community Living Corporation - North Carolina	North Carolina	56-1735505
EduCare Community Living Corporation - Texas	Texas	74-2436416
EduCare Community Living Limited Partnership	Kentucky	61-1326692
Employ-Ability Unlimited, Inc.	Ohio	31-1464800
Franklin Career College Incorporated	California	73-1676508
General Health Corporation	Arizona	86-0529797
Habilitation Opportunities of Ohio, Inc.	Ohio	31-1262113
Hydesburg Estates, Inc.	Missouri	43-1557463
Individualized Supported Living, Inc.	Missouri	43-1700277
J. & J. Care Centers, Inc.	California	68-0067564
Job Ready, Inc.	Arkansas	92-0157161
Normal Life Family Services, Inc.	Louisiana	72-1275755
Normal Life of California, Inc.	California	77-0455009
Normal Life of Central Indiana, Inc.	Indiana	62-1365098
Normal Life of Georgia, Inc.	Georgia	31-1529990
Normal Life of Indiana	Indiana	61-1305095
Normal Life of Lafayette, Inc.	Louisiana	74-2499272
Normal Life of Lake Charles, Inc.	Louisiana	61-1196456
Normal Life of Louisiana, Inc.	Louisiana	72-0981523
Normal Life of Southern Indiana, Inc.	Indiana	35-1572479
Normal Life, Inc.	Kentucky	61-1053590
P.S.I. Holdings, Inc.	Ohio	31-1629153
PeopleServe, Inc.	Delaware	31-1477505
Pharmacy Alternatives, LLC	Kentucky	20-3612272

Exact Name of Registrant Guarantor as Specified in its Charter	Jurisdiction of Formation	I.R.S. Employer Identification Number
RAISE Geauga, Inc	Ohio	34-1660712
Res-Care Alabama, Inc.	Delaware	61-1327501
Res-Care Arkansas, Inc.	Delaware	27-0296931
Res-Care California, Inc.	Delaware	61-1268555
ResCare DTS International, LLC	Delaware	20-1739397
Res-Care Europe, Inc.	Delaware	26-1293458
ResCare Finance, Inc.	Delaware	61-1316063
Res-Care Florida, Inc.	Florida	61-1204314
Res-Care Idaho, Inc.	Delaware	26-2863359
Res-Care Illinois, Inc.	Delaware	61-1278144
ResCare International, Inc.	Delaware	20-1739307
Res-Care Iowa, Inc.	Delaware	26-2869154
Res-Care Kansas, Inc.	Delaware	61-1278142
Res-Care Michigan, Inc.	Delaware	26-0643927
Res-Care New Jersey, Inc.	Delaware	61-1312327
Res-Care Ohio, Inc.	Delaware	61-1259401
Res-Care Oklahoma, Inc.	Delaware	61-1286352
ResCare Pennsylvania Health Management Services, Inc.	Delaware	27-1448312
ResCare Pennsylvania Home Health Associates, Inc.	Delaware	27-1448195
Res-Care Premier, Inc.	Delaware	61-1313340
Res-Care Training Technologies, Inc.	Delaware	61-1297942
Res-Care Washington, Inc.	Delaware	61-1328026
Res-Care Wisconsin, Inc.	Delaware	26-2869043
Rest Assured, LLC	Kentucky	20-4626245
Rockcreek, Inc.	California	33-0403356
RSCR California, Inc.	Delaware	61-1278143
RSCR Inland, Inc.	California	33-0468570
RSCR West Virginia, Inc.	Delaware	31-1489372
Skyview Estates, Inc.	Missouri	43-1533401
Southern Home Care Services, Inc.	Georgia	58-1408815
Tangram Rehabilitation Network, Inc.	Texas	75-1767981
Texas Home Management, Inc.	Delaware	61-1245563
The Academy for Individual Excellence, Inc.	Delaware	31-1563871
The Citadel Group, Inc.	Texas	74-2764035
THM Homes, Inc.	Delaware	61-1251391
Upward Bound, Inc.	Missouri	43-1498913
VOCA Corp.	Ohio	31-0946580
VOCA Corporation of America	Ohio	31-1580449
VOCA Corporation of Florida	Florida	31-1524533
VOCA Corporation of Indiana	Indiana	35-1872670
VOCA Corporation of Maryland	Maryland	31-1288343
VOCA Corporation of New Jersey	New Jersey	31-1427741
VOCA Corporation of North Carolina	North Carolina	31-1282449
VOCA Corporation of Ohio	Ohio	31-1264951
VOCA Corporation of West Virginia, Inc.	West Virginia	31-1208122
VOCA of Indiana, LLC	Indiana	35-2063976
VOCA Residential Services, Inc.	Ohio	31-1355744
Youthtrack, Inc.	Delaware	61-1292060

9901 Linn Station Road
Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

10.75% Senior Notes due 2019

(Title of the indenture securities)

Item 1.    General Information.  Furnish the following information as to the trustee:

(a)           Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)           Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.           Not applicable.

Item 16.  List of Exhibits.             List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.                A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.                See Exhibit 2

Exhibit 4.                Copy of By-laws of the trustee as now in effect.***

Exhibit 5.                Not applicable.

Exhibit 6.                The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                Not applicable.

Exhibit 9.                Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.

**   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 4th day of April, 2011.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Raymond Delli Colli
Raymond Delli Colli
Vice President

EXHIBIT 6

April 4, 2011

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Raymond Delli Colli
Raymond Delli Colli
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2010, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,518
Interest-bearing balances		57,228
Securities:
Held-to-maturity securities		0
Available-for-sale securities		150,439
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,656
Securities purchased under agreements to resell		16,821
Loans and lease financing receivables:
Loans and leases held for sale		38,095
Loans and leases, net of unearned income	691,483
LESS: Allowance for loan and lease losses	19,637
Loans and leases, net of unearned income and allowance		671,846
Trading Assets		30,824
Premises and fixed assets (including capitalized leases)		8,129
Other real estate owned		5,713
Investments in unconsolidated subsidiaries and associated companies		659
Direct and indirect investments in real estate ventures		111
Intangible assets
Goodwill		20,931
Other intangible assets		26,452
Other assets		55,856

Total assets		$1,102,278

LIABILITIES
Deposits:
In domestic offices		$747,742
Noninterest-bearing	165,559
Interest-bearing	582,183
In foreign offices, Edge and Agreement subsidiaries, and IBFs		99,235
Noninterest-bearing	2,029
Interest-bearing	97,206
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		2,930
Securities sold under agreements to repurchase		16,102

Dollar Amounts
In Millions
Trading liabilities	15,647
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	40,254
Subordinated notes and debentures	19,252
Other liabilities	37,554

Total liabilities	$978,716

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	98,971
Retained earnings	17,489
Accumulated other comprehensive income	5,280
Other equity capital components	0

Total bank equity capital	122,259
Noncontrolling (minority) interests in consolidated subsidiaries	1,303

Total equity capital	123,562

Total liabilities, and equity capital	$1,102,278

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Dave Hoyt
Michael Loughlin